EXHIBIT 10.4

                          FORBEARANCE AGREEMENT


     Forbearance Agreement ("Agreement") made this 10th day of April, 2001, between MARGATE INDUSTRIES, INC., a Delaware corporation ("Margate"), WESLEY INDUSTRIES, INC., a Michigan corporation ("Wesley"), and NEW HAVEN FOUNDRY, a Michigan corporation ("Foundry").


                            R E C I T A L S:
                            - - - - - - - -

     A. Wesley is indebted to Margate pursuant to the terms of a Seller Note dated March 24, 1998 ("Seller Note"), in the original principal amount of $700,000 which provides for quarterly principal payments of $35,000 each, plus interest as provided therein.

     B. The Seller Note is secured by 29,682 shares of capital stock of the Foundry constituting 45% of the outstanding capital stock of the Foundry (the "Pledged Shares") pursuant to the terms of a Pledge Agreement dated March 24, 1998 ("Pledge Agreement").

     C. Wesley and Foundry are parties to a Cleaning Contract dated March 24, 1998 ("Cleaning Contract"), pursuant to which, among other things:

          i. Margate has the exclusive right to provide cleaning services as set forth in the Cleaning Contract for the minimum 7-year term of the Cleaning Contract on the payment terms as set forth in the Cleaning Contract; and

          ii. Foundry is indebted to Margate for the payment of a "Service Fee" in the original principal amount of $2,800,000 which is payable quarterly in the amount of $140,000, plus interest on delinquent amounts as provided therein.

     D. Payment of the Service Fee under Section 4(C) of the Cleaning Contract is also secured by the Pledged Shares under the Pledge Agreement.

     E. The Foundry is also indebted to Margate and/or its subsidiary, Yale Industries, Inc., according to the following instruments and agreements

          i. A Management Oversight Fee in the total amount of $147,600 payable at the rate of $6,150 per month with payments due on the 15th day of each month through January 15, 2002; and

          ii. The Accounts Receivable Note in the original principal amount of $700,000 payable in installments of $32,250 per month payable on the first day of each month through February 1, 2002; and

          iii. Rent payments for the painting room at the Yale Industries, Inc. ("Yale") facility in Yale, Michigan, of $4,167 per month base rent plus a percentage of sales payable on the first day of each month;

          iv.  Weekly labor paid on Friday of each week; and

          v.   Monthly health insurance payments for William Hopton.

     F. Foundry is in default under the Cleaning Contract for failure to make the last four quarterly installment payments of the Service Fee in the total amount of $560,000 (four payments of $140,000 each due on July 1, 2000, October 1, 2000, January 1, 2001 and April 1, 2001, respectively) ("Service Fee Payment Default") plus interest on the delinquent payments as set forth on Exhibit A attached hereto.

     G. The Foundry is in default for failure to make the March 1 principal payment in the amount of $35,000 due under the Seller Note plus interest as set forth on Exhibit A.

     H. The Foundry is in default for failure to make the principal payments in the amount of $32,250 each under the Accounts Receivable Note due February 1, 2001, and March 1, 2001, plus interest as set forth on Exhibit A.

     I. The Foundry is further in default under the Cleaning Contract and under various other agreements with Margate for the failure to make payments as designated on Exhibit A under the heading of "Cleaning Contract and Miscellaneous Charges"in the amounts set forth on Exhibit A.

     J. Margate has provided Wesley with notice of the Service Fee Payment Default referenced in Recital F and pursuant to the terms of the Pledge Agreement and the Cure Period as provided in paragraph 6(C) of the Pledge Agreement has expired without cure by Wesley or the Foundry.

     K. Pursuant to paragraph 6(E) of the Pledge Agreement, Margate has provided Wesley with notice that Margate may retain the Pledged Shares as a result of the Service Fee Payment Default which has not been cured.

     L. Wesley and Foundry have requested that Margate forbear from immediately exercising its rights and remedies under the Pledge Agreement and from exercising its rights and remedies with respect to the Service Fee Payment Default and the other defaults referenced in Recitals G, H and I above and Margate has agreed to do so in accordance with the terms and conditions set forth in this Agreement.


     NOW, THEREFORE, based upon the foregoing recitals (all of which are incorporated into this Agreement and all of which constitute representations, warranties and covenants of Wesley and the Foundry), the parties hereto agree as follows:

     1. CONDITIONS TO FORBEARANCE B PAYMENT OBLIGATIONS. The forbearance to be provided by Margate under this Agreement shall be subject to the following conditions:

          (1) LOAN CLOSING B LUMP SUM PAYMENT. Foundry and Wesley have represented to Margate that they will be entering into a refinancing of the Foundry's credit facility with Comerica Bank on or before April __, 2001 (hereinafter "Refinancing"). Wesley and the Foundry agree that upon the closing of the Refinancing, Margate shall cause the Foundry to pay and the Foundry shall pay to Margate a lump sum payment in the amount of $709,838.75 to be applied to the charges owing to Margate under the Cleaning Contract and designated in Item 4 as "Total Charges" on Exhibit A attached hereto.

          (2) SELLER NOTE. On or before April 10, 2001, Wesley shall have paid the principal payments due March 1 2001, in the amount of $35,000 each under the Seller Note plus all interest payments due under the Seller Note as of April 1, 2001.

          (3) ACCOUNTS RECEIVABLE NOTE. On or before April 10, 2001, Wesley shall cause the Foundry to pay and the Foundry shall pay the principal payments due on February 1, 2001, March 1, 2001, and April 1, 2001, under the Accounts Receivable Note in the amount of $32,250 each plus interest owing under the Accounts Receivable Note through April 1, 2001.

          (4) ALL PAYMENTS CURRENT. As of April 10, 2001, all payments owing to Margate from the Foundry under the Cleaning Contract (other than the Service Fee which is otherwise address in paragraph 2 below) shall be current within 45 days as provided under paragraph 4(B) of the Cleaning Contract including, without limitation, payments for specials, defect analysis, salvage, scrap, shipper=s cost, surcharge and interest charges.

Upon satisfaction of the foregoing payments by Wesley and the Foundry as of April 1, 2001, Margate shall grant Wesley and the Foundry the forbearance as set forth in paragraph 2 below.

     2. FORBEARANCE. Subject to the execution and delivery of this Agreement and the satisfaction of all conditions and compliance with all covenants set forth in paragraph 1 above, Margate agrees to forbear from enforcing its rights and remedies under the Pledge Agreement as a result of the Service Fee Payment Default and agrees to defer the delinquent quarterly payments of the Service Fee referenced in Recital E above and the Service Fee otherwise due through January 1, 2002, as provided in paragraph 3 below.

     3. AMENDMENT TO CLEANING CONTRACT. The Cleaning Contract is hereby amended as follows:

          (1) Paragraph 4(C) of the Cleaning Contract is amended to provide that:

               1. The quarterly Service Fee payments payable under paragraph (C) of the Cleaning Contract through and including the January 1, 2002, payment shall be deferred to the following payment dates:

                      Service Fee                             Deferred
                      Payment Date                          Payment Date
                      ------------                          ------------

                      July 1, 2000        deferred to       July 1, 2003

                      October 1, 2000     deferred to       Oct. 1, 2003

                      January 1, 2001     deferred to       Jan. 1, 2004

                      April 1, 2001       deferred to       April 1, 2004

                      July 1, 2001        deferred to       July 1, 2004

                      October 1, 2001     deferred to       Oct. 1, 2004

                      January 1, 2002     deferred to       Jan. 1, 2005

                    The Service Fee payments due and payable from and after April 1, 2002, through January 1, 2003, shall remain payable in accordance with paragraph 4(C) of the Cleaning Contract.

               2. The accumulated interest on the delinquent Service Fee payments due on July 1, 2000, October 1, 2000, and January 1, 2001, as of the date of this Agreement shall be paid in a lump sum with the final deferred Service Fee payment on July 1, 2004.

               3. Interest on the deferred Service Fee payments of April 1, 2001, July 1, 2001, and October 1, 2001, shall commence at the rate of nine percent (9%) and shall accrue from the original due date of each Service Fee payment under paragraph (C) of the Cleaning Contract and shall be due and payable in a lump sum on the final deferred payment date of July 1, 2004.

               4. In the event any non-deferred Service Fee payment (i.e., payments due April 1, 2002, through and including January 1, 2003) are not paid when due, such payments shall accrue interest at eighteen percent (18%) until paid.

               5. In the event the payment of any Service Fee is not made within three (3) months of the date on which it is due (taking into account the deferred payment dates as provided herein) Margate may at its option accelerate payment of the remaining balance of the Service Fee B consisting of all future installment payments whether deferred or otherwise B which balance shall become immediately due and owing upon providing of written notice of acceleration by Margate. Margate shall also be entitled to exercise all rights and remedies afforded by law or otherwise available under the Pledge Agreement, this Agreement or any other agreements in effect between the parties.

          (2) Paragraph 6(A) of the Cleaning Contract is amended to provide that the minimum 7-year term of the Cleaning Contract shall be extended until the later of: (i) March 24, 2005; or (ii) that date which is one year after the payment in full of all amounts owing from the Foundry to Margate under all of the agreements referenced in Recitals A through E above.

          (3) Yale will bill the Foundry on Tuesday of each week for the previous week's shipments (i.e., the preceding Monday through Sunday) and all additional billings. The billed amount will be faxed to the accounts payable department of the Foundry and the Foundry will make a check in payment of this amount available for pickup by Yale representatives on Thursday morning of each week. Accompanying the weekly billings, Yale will also provide the Foundry with a statement of any amount exceeding 45 days as of the week being processed. Such amount in excess of 45 days will also be included by the Foundry with the previous week's billings and remitted to Yale on Thursday of each week as provided herein.

All remaining terms and conditions of the Cleaning Contract remain in effect.

     4. FURTHER DEFAULT. In the event the occurrence of a payment default under the Seller Note, Cleaning Contract, Pledge Agreement or this Agreement (other than defaults for which forbearance has been specifically granted herein) including the Foundry and/or Wesley's failure to pay the amounts set forth in paragraph 1 above on or before April 10, 2001, Margate shall be entitled to exercise all rights and remedies available to it under any of the foregoing agreements or otherwise available to Margate under law and the forbearance granted under this Agreement shall be deemed terminated.

     5. RESERVATION OF RIGHTS. This Agreement grants a conditional and limited forbearance only on the terms set forth herein and, accordingly, all of Margate's rights and remedies under the Seller Note, Cleaning Contract, Pledge Agreement (subject to the specific forbearance provided herein with regard to the payment defaults described herein) or any other agreements between Margate on the one hand and Wesley and/or the Foundry on the other, are expressly reserved including, without limitation, all rights and remedies resulting from or arising in connection with the Service Fee Payment Default and Margate may exercise any such rights or remedies in whole or in part, independently or in conjunction with each other and Margate=s exercise of any such right or remedy shall not be deemed to be an election preventing the exercise of any additional rights and remedies at any future time.

     6. SUCCESSORS AND ASSIGNS; THIRD-PARTY BENEFICIARY. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Margate may assign its rights and remedies under this Agreement to any of its existing subsidiaries or any subsidiary created after the date of this Agreement ("Margate Subsidiary") and Wesley and the Foundry specifically consent to:

          (1) The assignment by Margate of the Seller Note to any Margate Subsidiary such that the respective Margate Subsidiary shall be deemed the holder of the Seller Note for all purposes; and

          (2) The assignment by Margate to any Margate Subsidiary, and the assumption by the respective Margate Subsidiary of all of Margate's under, the Pledge Agreement;

          (3) The assignment by Margate to any Margate Subsidiary of all of Margate's rights, and the assumption by the respective Margate Subsidiary of all of Margate's obligations under, the Cleaning Contract; and

          (4) Comerica Bank is deemed to be a third-party beneficiary of this Agreement.

No further written instrument or agreement other than this Agreement shall be required in order to effectuate or evidence the consent of Wesley and the Foundry to any such assignment or assumption.

     7    GOVERNING LAW.  This Agreement shall be governed by the laws of the State of Michigan.

     8. CAPITALIZED TERMS. The terms capitalized in this Agreement shall have the meaning provided to them under the Seller Note, Cleaning Contract or Pledge Agreement, as applicable, unless otherwise specifically set forth herein.

                                   MARGATE INDUSTRIES, INC., a
                                   Delaware corporation

                                   By: /s/ DAVID A. WIDLAK
                                       -------------------------------
                                        David A. Widlak
                                   Its: Secretary


                                   WESLEY INDUSTRIES, INC., a Michigan
                                   corporation

                                   By: /s/ DELBERT MULLINS
                                       -------------------------------

                                   Its: President



                                   NEW HAVEN FOUNDRY, a Michigan
                                   corporation

                                   By: /s/ DELBERT MULLINS
                                       -------------------------------

                                   Its: President